                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

     Filed by the Registrant |X|
     Filed by a Party other than the Registrant |_|
     Check the appropriate box:
     |_| Preliminary Proxy Statement     |_| Confidential, For Use of the Com-
                                             mission Only (as permitted by
                                             Rule 14a-6(e)(2))
     |_| Definitive Proxy Statement
     |_| Definitive Additional Materials
     |X| Soliciting Material Under Rule 14a-12

                              FRITZ COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
    |X| No fee required.
    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     |_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

     |_| Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

THE FOLLOWING IS A PRESS RELEASE ISSUED BY FRITZ COMPANIES, INC. ON JANUARY 17, 2001:



[FRITZ COMPANIES LETTERHEAD]

                                                      NEWS RELEASE

================================================================================

                      FRITZ ADOPTS STOCKHOLDER RIGHTS PLAN

SAN FRANCISCO, January 17, 2001 - Fritz Companies, Inc. (NASDAQ: FRTZ) today announced that in connection with the agreement to be acquired by UPS announced on January 10, 2001, its Board of Directors has adopted a Stockholder Rights Plan which is intended to restrict acquisitions of the company's common stock by any party to no more than 15 percent of the then outstanding shares of common stock of Fritz. The Stockholder Rights Plan will expire at the earlier of the completion of the UPS transaction and the close of business on February 1, 2010. The Stockholder Rights Plan exempts from its terms actions taken by UPS in connection with the proposed transaction between UPS and Fritz.

        In connection with the Stockholder Rights Plan, the Board declared a dividend of one preferred share purchase right for each share of Fritz's common stock outstanding on January 29, 2001. Under the Stockholder Rights Plan, the rights generally will be exercisable only if a person or group acquires beneficial ownership of 15 percent or more of the company's outstanding common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15 percent or more of the company's outstanding common stock.

        Additional details regarding the Stockholder Rights Plan will be outlined in a summary to be mailed to all stockholders following the record date.


ADDITIONAL INFORMATION AND WHERE TO FIND IT

        In connection with the proposed merger transaction between Fritz Companies, Inc. and UPS, Fritz Companies and UPS will file a proxy statement/prospectus with the United States Securities and Exchange Commission (the "SEC"). STOCKHOLDERS OF FRITZ COMPANIES ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Fritz Companies or UPS with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement/prospectus, once available, and other filings by Fritz Companies with the SEC may also be obtained by directing a request to Graeme Stewart, Fritz Investor Relations, Telephone: (415) 538-0444.

        Fritz Companies and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about such directors and executive officers, including information about their ownership of Fritz Companies stock, can be found in the Fritz Companies proxy statement, dated August 18, 2000, for its 2000 annual meeting of stockholders.

CONTACT:       Graeme Stewart, Fritz Companies, Inc., Tel #: (415) 538-0444

                                      # # #